Exhibit 10.6

Form of U.S. Time-Based RSU Agreement (2014 Plan)

OM GROUP, INC.

TIME-BASED RESTRICTED STOCK UNITS AGREEMENT

THIS TIME-BASED RESTRICTED STOCK UNITS AGREEMENT (the “Agreement”), dated as of              , 201    , is by and between OM GROUP, INC. (the “Company”) and         (the “Participant”). All terms used in this Agreement with initial capital letters and not otherwise defined in this Agreement that are defined in the Company’s 2014 Equity and Incentive Compensation Plan (the “Plan”) shall have the meanings assigned to them in the Plan.

WHEREAS, the Company maintains the Plan for the purpose of attracting and retaining non-employee Directors, officers and other key executives and employee of the Company and its Subsidiaries and to provide to such persons incentives and rewards for performance;

WHEREAS, pursuant to the Plan, and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, this Agreement evidences and memorializes the Company’s grant to the Participant, effective as of             , 201            (the “Date of Grant”) of             Restricted Stock Units (the “RSUs”).

NOW, THEREFORE, the Company and the Participant agree as follows:

1. Earning of RSUs. If the RSUs under this Agreement become nonforfeitable and payable (“Vest” or similar terms) in accordance with Section 3 of this Agreement, the Participant will be entitled to settlement of the Vested RSUs as specified in Section 4 of this Agreement.

2. Transferability of RSUs. Subject to Section 15 of the Plan, the rights of the Participant under this Agreement, the RSUs (prior to settlement) and any interest therein or in any Common Stock underlying such RSUs shall not be transferable other than by will or by the laws of descent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the RSUs or any related rights to the RSUs that is contrary to the provisions of this Agreement or the Plan, or upon the levy of any attachment or similar process upon the RSUs or such rights, the RSUs and such rights shall immediately become null and void.

3. Vesting of RSUs.

3.1 Normal Vesting. Subject to Sections 3.2 through 3.5 of this Agreement, the RSUs will Vest in full on              , 20    (and become entitled to settlement as specified in Section 4 of this Agreement) if the Participant remains continuously employed by either the Company or any Subsidiary until such date (the “Vesting Date”). For purposes of this Agreement, the continuous employment of the Participant with the Company or any Subsidiary will not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of the Participant’s employment among the Company and its Subsidiaries.

3.2 Pro-Rata Vesting Due to Death or Becoming Disabled. If, prior to the Vesting Date, the Participant dies or becomes Disabled while in the employ of the Company or any Subsidiary, then, to the extent that the RSUs have not previously been forfeited, a pro-rata number of the RSUs shall Vest (and become entitled to settlement as specified in Section 4 of this Agreement), with such pro-rata number of RSUs being determined by multiplying (a) the total number of RSUs comprising the award by (b) a fraction (i) the numerator of which is the total number of calendar days in the period commencing with the Date of Grant and ending on the date of such death or the date on which the Participant became Disabled and (ii) the denominator of which is the number of days in the period commencing with the Date of Grant and ending on the Vesting Date, with any fractional share rounded down to the nearest whole number. The balance of the RSUs evidenced by this Agreement and not Vested under this Section 3.2 shall be immediately forfeited without compensation or other consideration. For purposes of this Agreement, the Participant shall be considered to have become “Disabled” if the Participant has qualified for a long-term disability benefit under a disability plan or program of the Company or, in the absence of a disability plan or program of the Company, under a government-sponsored disability program, and is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.

3.3 Accelerated Vesting Upon Retirement. If the Participant ceases to be employed by the Company or any Subsidiary prior to the Vesting Date due to the Participant’s retirement in accordance with any retirement plan or policy of the Company or any Subsidiary (“Retirement”), to the extent that the RSUs have not previously been forfeited, all RSUs evidenced by this Agreement shall Vest in full upon such Retirement (and become entitled to settlement as specified in Section 4 of this Agreement).

3.4 Accelerated Vesting in Connection with a Change in Control.

(a) Upon a Change in Control occurring after the Date of Grant but prior to the Vesting Date, if the Participant has been continuously employed by either the Company or any Subsidiary between the Date of Grant and the date of such Change in Control, to the extent that the RSUs have not previously been forfeited, the RSUs shall Vest in full (and become entitled to settlement as specified in Section 4 of this Agreement), except to the extent that a Replacement Award is provided to the Participant to replace, continue or adjust the outstanding RSUs (the “Replaced Award”). If the Participant is provided with a Replacement Award in connection with the Change in Control, then if, upon or after receiving the Replacement Award, the Participant’s employment with the Company or any Subsidiary (or any of their successors after the Change in Control) (as applicable, the “Successor”) is terminated by the Participant for Good Reason or by the Successor other than for Cause (excluding, for the avoidance of doubt, termination due to the Participant’s death, Disability, retirement or voluntary resignation), in each case within a period of two years after the Change in Control but prior to the Vesting Date, to the extent that the Replacement Award has not previously been forfeited, (i) the Replacement Award will Vest in full (and become entitled to settlement as specified in Section 4 of this Agreement).

(b) For purposes of this Agreement, a “Replacement Award” means an award (i) of the same type (i.e., time-based restricted stock units) as the Replaced Award, (ii) that has a value at least equal to the value of the Replaced Award, (iii) that relates to publicly traded equity securities of the Successor in the Change in Control (or another entity that is affiliated with the Successor following the Change in Control), (iv) the tax consequences of which for such Participant under the Code, if the Participant is subject to U.S. federal income tax under the Code, are not less favorable to the Participant than the tax consequences of the Replaced Award, and (v) the other terms and conditions of which are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent change in control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or ceasing to be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding two sentences are satisfied. The determination of whether the conditions of this Section 3.4(b) are satisfied will be made in good faith by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(c) For purposes of this Agreement, “Cause” has the meaning set forth in the Participant’s employment, change in control, or severance agreement, as applicable (in that order), or otherwise means: (i) the Participant’s gross negligence or serious misconduct (including, without limitation, any criminal, fraudulent or dishonest conduct) that is or may be injurious to the Successor; or (ii) the Participant being convicted of, or entering a plea of nolo contendere to, any crime that constitutes a felony or involves moral turpitude; or (iii) the Participant’s breach of a written agreement between the Participant and the Successor; or (iv) the Participant’s willful and continued failure to perform the Participant’s duties on behalf of the Successor; or (v) the Participant’s material breach of a written policy of the Successor.

(d) For purposes of this Agreement, “Good Reason” means: (i) a material change in the geographic location at which the Participant must perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change of Control; (ii) a material diminution in the Participant’s base compensation from the level immediately prior to the Change of Control; or (iii) a material diminution in the Participant’s authority, duties, or responsibilities from the level immediately prior to the Change of Control; provided, however, that no termination shall be deemed to be for Good Reason unless (x) the Participant provides the Successor with written notice setting forth the specific facts or circumstances constituting Good Reason within ninety (90) days after the initial existence of the occurrence of such facts or circumstances, (y) the Successor has failed to cure such facts or circumstances within thirty (30) days of its receipt of such written notice, and (z) the effective date of the termination for Good Reason occurs no later than one hundred fifty (150) days after the initial existence of the facts or circumstances constituting Good Reason.

(e) If a Replacement Award is provided, notwithstanding anything in this Agreement or the Plan to the contrary, any outstanding RSUs that at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be Vested at the time of such Change in Control and will be settled as provided for in Section 4 of this Agreement.

3.5 Forfeiture Upon Other Terminations of Employment. Any RSUs that have not Vested pursuant to Section 3 of this Agreement on or prior to the Vesting Date will be forfeited automatically and without further notice on such date without compensation or any other consideration (or earlier if, and on such date that, the Participant ceases to be an employee of the Company or any Subsidiary prior to the Vesting Date for any reason other than as described in Sections 3.2 through 3.4 of this Agreement). For purposes of this Section 3, the Participant shall have ceased to be employed by the Company or any Subsidiary when the Participant no longer has the right or obligation to perform services in such capacity, notwithstanding the continuation of any employment agreement for any other purpose or the continuation of compensation or benefits under any such employment agreement or otherwise.

4. Form and Time of Settlement of RSUs.

4.1 General. Subject to Sections 3.5 and 4.2 of this Agreement, settlement of the RSUs that have become Vested in accordance with Section 3 of this Agreement shall be made in the form of one share of Common Stock for each RSU within 30 days following the Vesting dates specified in Section 3.

4.2 Other Settlement Events. Notwithstanding Section 4.1 of this Agreement, to the extent that the RSUs are Vested on the dates set forth below, settlement with respect to the RSUs will be made as follows:

(a) Change in Control. Upon a Change in Control, the Participant is entitled to receive payment for Vested RSUs in the form of one share of Common Stock for each RSU on the date of the Change in Control; provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, the Participant is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to Sections 4.1 or 4.2(b) of this Agreement as though such Change in Control had not occurred.

(b) Death or Disability. On the date of the Participant’s death or the date the Participant becomes Disabled, the Participant is entitled to receive payment for Vested RSUs in the form of one share of Common Stock for each RSU on such date.

5. Payment of Dividend Equivalents. From and after the Date of Grant and until the earlier of (a) the time when the RSUs become Vested and are settled in accordance with Sections 3 and 4 of this Agreement or (b) the time when the Participant’s right to receive shares of Common Stock in settlement of the RSUs is forfeited in accordance with Section 3 of this Agreement, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Participant shall be entitled to a number of additional RSUs determined by dividing (x) the product of (i) the dollar amount of the cash dividend paid per share of Common Stock on such date and (ii) the total number of RSUs (including dividend equivalents paid thereon) previously credited to the Participant as of such date, by (y) the Market Value per Share of the Common Stock on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be paid, in the aggregate rounded down to the nearest whole number, or forfeited in the same manner and at the same time as the RSUs to which the dividend equivalents were credited.

6. Tax Withholding. Subject to Section 16 of the Plan, to the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by the Participant or other person under the RSUs, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If the Participant fails to make arrangements for the payment of such tax, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld from the RSU Vesting/settlement. Notwithstanding the foregoing, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to the Company other shares of Common Stock held by the Participant. The shares used for tax withholding will be valued at an amount equal to the market value of such Common Stock on the date the benefit is to be included in Participant’s income. In no event will the market value of the Common Stock to be withheld and delivered pursuant to this Section 6 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

7. Adjustments. The Committee shall make or provide for such adjustments in the number of shares of Common Stock covered by the RSUs and in the kind of shares covered by the RSUs as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Participant that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, shall provide in substitution for the RSUs such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of the RSUs in a manner that complies with Section 409A of the Code. Any action taken by the Committee pursuant to this Section 7 will only be taken to the extent it does not result in the RSUs failing to comply with or ceasing to be exempt from Section 409A of the Code.

8. Special Incentive Compensation. The Participant agrees that the award of the RSUs is special incentive compensation and that it, any dividend equivalents paid thereon (even if treated as compensation for tax purposes) and any other property received on account of such RSUs will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

9. Relationship to the Plan. This Agreement is subject to the terms of the Plan and any related administrative policies or procedures adopted by the Company. If there is any inconsistency between this Agreement and the Plan or any such administrative policies or procedures, the Plan and the policies or procedures, in that order, shall govern (except that, with respect to Sections 3.4 and 4.1 of this Agreement, the terms of this Agreement shall govern in the case of an inconsistency between Section 3.4 or 4.1 of this Agreement and the Plan).

10. No Effect on Employment Relationship. This Agreement is not intended to have any effect upon the Participant’s employment relationship with the Company or any Subsidiary. Nothing in this Agreement shall interfere with or affect the rights of the Company or the Participant under any employment agreement or confer upon the Participant any right to continued employment with the Company or any Subsidiary.

11. Forfeiture upon Termination due to Violation of the Code of Conduct and Ethics. Notwithstanding any other provisions of this Agreement, if the Participant’s employment with the Company or any Subsidiary is terminated on account of a violation of the Company’s Code of Conduct and Ethics, the RSUs will be forfeited upon such termination.

12. Binding Effect. Subject to the provisions of the Plan, this Agreement shall inure to the benefit of and be binding upon the Participant and the Company and their respective heirs, legal representatives, successors and assigns.

13. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s consent (provided, however, that the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code). No amendment, modification, waiver or release of or under this Agreement will be effective unless evidenced by an instrument in writing signed by each of the Company and the Participant.

14. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

15. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant. This Agreement and the Plan shall be interpreted in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

16. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

17. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PARTICIPANT		OM GROUP, INC.

By:		By:
	[NAME]		[NAME]

		Title:	[TITLE]